UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Commonwealth Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMMONWEALTH BANKSHARES, INC.

POST OFFICE BOX 1177, NORFOLK, VA 23501-1177

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To be Held June 29, 2004

To the shareholders of Commonwealth Bankshares, Inc.:

NOTICE is hereby given that the 2004 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the “Company”) will be held at the Radisson Hotel Norfolk, 2nd floor, “Hampton Roads” room, 700 Monticello Avenue, Norfolk, Virginia 23510, on Tuesday, June 29, 2004, at 3:00 P.M. local time, for the following purposes:

1.	To elect four Class I Directors to the Board of Directors of the Company to serve until the 2007 Annual Meeting of Shareholders.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 7, 2004 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the Chairman of the Board, President and Chief Executive Officer of the Company, Edward J. Woodard, Jr., CLBB, in person or in writing.

By Order of the Board of Directors,

/s/ Edward J. Woodard, Jr.
Edward J. Woodard, Jr., CLBB
Chairman of the Board, President and
Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this 26th day of May 2004

COMMONWEALTH BANKSHARES, INC.

403 Boush Street

Norfolk, Virginia 23510

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 29, 2004

The solicitation of the enclosed 2004 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the “Company”) to be used at the 2004 Annual Meeting of Shareholders to be held on June 29, 2004 at 3:00 p.m., or any adjournment thereof, at the Radisson Hotel Norfolk, 2nd floor, “Hampton Roads” room, 700 Monticello Avenue, Norfolk, Virginia 23510. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 26, 2004. The matters to be considered and acted upon are (i) the election of four Class I directors of the Company to serve until the 2007 Annual Meeting of Shareholders and (ii) such other business as may properly come before the meeting, or any adjournment thereof.

The Company is a one bank holding company organized under the laws of the Commonwealth of Virginia. It’s wholly-owned subsidiary, Bank of the Commonwealth (the “Bank”), is a Virginia State Chartered Bank and a member of the Federal Reserve. The Bank operates nine branches and 17 ATM’s in Hampton Roads, Virginia.

Revocability of Proxy

Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Chairman of the Board, President and Chief Executive Officer of the Company, Edward J. Woodard, Jr., CLBB in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein. If no instructions are given in a returned executed Proxy, the Proxy will be voted in favor of the two matters for consideration at the annual meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Person Making The Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the mail, except that, if necessary, officers and regular employees of the Bank or the Company may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this regard.

Voting Shares and Vote Required

Only shareholders of record at the close of business on May 7, 2004 will be entitled to vote at the meeting, or any adjournment thereof. As of May 7, 2004 the Company had issued and outstanding 1,962,774 shares of Common Stock held of record by approximately 886 of shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. In accordance with Virginia law, broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, broker non-votes will have no effect on the election of directors. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of ten directors.

At the 2004 Annual Meeting, four directors comprising Class I will be elected to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or all of the nominees may so indicate on the proxy. All of the nominees are currently members of the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event any nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT THE FOUR NOMINEES LISTED BELOW AS CLASS I DIRECTORS OF THE COMPANY.

The following table sets forth certain information with respect to each director including age, principal occupation and the year each nominee or incumbent director first became a director. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has existed five or more years.

Name	Age	Served as Director Since	Principal Occupation During Past Five Years
Nominees for Election Whose Terms Will Expire in 2004 (Class I)

E. Carlton Bowyer, Ph.D.	70	2001	Investor, Retired Superintendent – Virginia Beach Schools

Morton Goldmeier	80	1988	President of Hampton Roads Management Association, Inc.

William D. Payne, M.D.	68	1988	Retired surgeon, Drs. Payne, Ives & Holland, Inc. since 2001

Richard J. Tavss	64	1988	Senior counsel, Tavss, Fletcher, Maiden & Reed, P.C., Norfolk, Virginia

Incumbent Directors Whose Terms Will Expire in 2005 (Class II)

Herbert L. Perlin	63	1987	President of Perlin Benefit Resource Group, a regional pension company located in Virginia Beach, Virginia

Kenneth J. Young	53	1999	President of The Norfolk Tides, Albuquerque Isotopes Baseball Club and Ovations Food Services

Thomas W. Moss, Jr.	75	1999	Treasurer – City of Norfolk, Norfolk, Virginia, and formerly Attorney, President & sole owner of Thomas W. Moss, Jr. PC

Incumbent Directors Whose Terms Will Expire in 2006 (Class III)

Laurence C. Fentriss	49	2001	President, Anderson & Strudwick Investment Corporation and formerly co-founder of Baxter, Fentriss and Company.

William P. Kellam	89	1971	Retired Former President of Kellam-Eaton Insurance Agency, Inc. (real estate and insurance), Virginia Beach, Virginia, a position held until 1986

Edward J. Woodard, Jr., CLBB	61	1973	Chairman of the Board, President and Chief Executive Officer of the Company and the Bank

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHODERS OF

THE COMPANY

The following table sets forth for (1) each director-nominee, director, named executive officers, and named officer of the Company, and (2) all director-nominees, directors, executive officers, and named officers of the Company as a group: (i) the number of shares of Company Common Stock beneficially owned on May 7, 2004 and (ii) such person’s or group’s percentage ownership of outstanding shares of Company Common Stock on such date. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 403 Boush Street, Norfolk, Virginia 23510.

Name	Number of Shares Beneficially Owned (1) (2)		Percent of Shares Beneficially Owned
Directors:

E. Carlton Bowyer, Ph.D.	4,643	(3)	*

Laurence C. Fentriss	168,057	(4)	8.2%

Morton Goldmeier	85,276	(5)	4.3%

William P. Kellam	39,075	(6)	2.0%

Thomas W. Moss, Jr.	5,505	(7)	*

William D. Payne, M.D.	27,280	(8)	1.4%

Herbert L. Perlin	46,952	(9)	2.4%

Richard J. Tavss	130,542	(10)	6.6%

Edward J. Woodard, Jr., CLBB	53,588	(11)	2.7%

Kenneth J. Young	10,791	(12)	*

Non-Director Named Executive Officer and Named Officer:

John H. Gayle	28,574	(13)	1.4%

Simon Hounslow	21,494	(14)	1.1%

All Directors, Executive Officer and Named Officer as a group (12 persons)	617,777		27.9%

•	Percentage of ownership is less than 1.0% of the outstanding shares of Common Stock of the Company.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.
(2)	Based on 1,962,774 issued and outstanding shares of common stock as of May 7, 2004.
(3)	Includes 3,000 shares that Dr. Bowyer has the right to acquire through the exercise of stock options.
(4)	Includes (i) 3,000 shares which Mr. Fentriss has the right to acquire through the exercise of stock options, (ii) 75,000 shares which Mr. Fentriss has the right to acquire through the conversion of convertible preferred securities, and (iii) 8,750 shares which Mr. Fentriss’s wife has the right to acquire through the conversion of convertible preferred securities, for which Mr. Fentriss disclaims beneficial ownership.
(5)	Includes (i) 21,000 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options, and (ii) 14,313 shares owned by Mr. Goldmeier’s wife, for which Mr. Goldmeier disclaims beneficial ownership, and (iii) 2,500 shares which Mr. Goldmeier has the right to acquire through the conversion of convertible preferred securities, (iv) 1,250 shares which Mr. Goldmeier’s wife has the right to acquire through the conversion of convertible preferred shares for which Mr. Goldmeier disclaims beneficial ownership.
(6)	Includes (i) 21,000 shares that Mr. Kellam has the right to acquire through the exercise of stock options, and (ii) 1,384 shares registered in the name of Mr. Kellam’s wife, for which Mr. Kellam disclaims beneficial ownership.
(7)	Includes 5,000 shares that Mr. Moss has the right to acquire through the exercise of stock options.
(8)	Includes (i) 21,000 shares which Dr. Payne has the right to acquire through the exercise of stock options, (ii) 922 shares registered in the name of Dr. Payne’s wife, for which Dr. Payne disclaims beneficial ownership, and (iii) 3,374 shares registered in the name of Payne Pension and Profit Sharing Plan FBO William D. Payne.
(9)	Includes (i) 21,000 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 19,339 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, of which Mr. Perlin is Acting Trustee, (iii) 2,350 shares owned jointly by Mr. Perlin and his wife, and (iv) 3,835 shares registered as the Perlin Revocable Living Trust.
(10)	Includes (i) 21,000 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 1,299 shares registered in the name of Richard J. Tavss, Custodian for Bobbie J. Tavss, (iii) 497 shares registered in the name of Richard J. Tavss, Custodian for Sanders T. Schoolar V, (iv) 523 shares registered in the name of Richard J. Tavss, Custodian for Zachary I. Maiden, and (v) 493 shares registered in the name of Richard J. Tavss, Custodian for Taylor Tavss Scholar.
(11)	Includes (i) 28,467 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 663 shares registered in the name of E. J. Woodard, Jr., Custodian for Troy Brandon Woodard, (iii) 1,575 shares registered in the name of E. J. Woodard, Jr. and Sharon W. Woodard, Custodians of Troy Brandon Woodard, (iv) 2,022 shares held in trust, representing the proceeds of a self directed Individual Retirement Account for the benefit of E. J. Woodard, Jr., and (v) 9,145 shares owned jointly by Mr. Woodard and his wife.
(12)	Includes (i) 5,000 shares which Mr. Young has the right to acquire through the exercise of stock options, and (ii) 5,250 shares representing the proceeds of a self directed Individual Retirement Account for the benefit of Kenneth J. Young.
(13)	Includes 15,430 shares that Mr. Gayle has the right to acquire through the exercise of stock options.
(14)	Includes 14,539 shares that Mr. Hounslow has the right to acquire through the exercise of stock options.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of May 7, 2004 by each beneficial owner of more than 5.0% of the Company’s common stock based on currently available Schedules 13D and 13G filed with the Security and Exchange Commission.

Name and Address of Holder	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Laurence C. Fentriss P.O. Box 1459 Richmond, VA 23218	168,057	8.2%

Richard J. Tavss P.O. Box 3747 Norfolk, VA 23514	131,514	6.7%

The Collective’s Fund 666 5th Avenue, 34th floor New York, NY 10103	99,744(1)	5.2%

Hot Creek Capital, LLC P.O. Box 3178 Gardenville, NV 89410	172,300	6.8%

(1)	Includes 13,000 shares that are held by other members of an affiliated group.

Executive Officers of Commonwealth Bankshares, Inc. and Bank of the Commonwealth

Edward J. Woodard, Jr., CLBB, 61, has served as President and Chief Executive Officer of Bank of the Commonwealth since 1973 and as Chairman of the Board since 1988. He has served as Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares since 1988. Mr. Woodard is also President and Director of BOC Title of Hampton Roads, Inc. and BOC Insurance of Hampton Roads, Inc., President of Boush Bank Building Company and a general partner in Boush Bank Building Associates. Mr. Woodard has served as a director of Bank of the Commonwealth since 1973 and as a director of Commonwealth Bankshares since 1988.

John H. Gayle, 65, Executive Vice President and Secretary of Commonwealth Bankshares and Executive Vice President and Cashier of Bank of the Commonwealth since 1990; Director, Vice President, Secretary and Treasurer of BOC Title of Hampton Roads, Inc.; and Director, Vice President, Secretary, and Treasurer of BOC Insurance Agency of Hampton Roads, Inc. Mr. Gayle retired on March 31, 2004.

Cynthia A. Sabol, CPA, 41, assumed the role of Executive Vice President, Chief Financial Officer and Secretary of the Company and Bank in February 2004. Ms. Sabol is also Director, Vice President, Secretary and Treasurer of BOC Title of Hampton Roads, Inc.; and Director, Vice President, Secretary, and Treasurer of BOC Insurance Agency of Hampton Roads, Inc. Prior to joining the Bank, she worked in the banking industry for ten years as a CFO and nine years of prior experience in the certified public accounting industry.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Company. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board’s guidance. In turn, the management of the Company provides the Board of Directors with a regular and detailed flow of information relating to the Company’s overall condition and financial performance. The Board has determined that all non-employee directors, which comprise a majority of the Company’s Board, satisfy the independence requirements defined under the NASDAQ Stock Market’s listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment.

During 2003, the Board of Directors met twelve (12) times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors. All directors attended at least 75% of the various committees on which they are members, except for Mr. Fentriss and Mr. Young. The Board does not have a policy regarding attendance at annual shareholders’ meeting. However, Board members are encouraged to attend such meetings and at the annual meeting held on June 24, 2003, all Board members were in attendance.

The Board of Directors has, among others, six standing committees: Executive Committee, Audit Committee, Personnel/Compensation Committee, Investment Committee, Trust Committee, and Nominating Committee. At its first meeting after the annual meeting of shareholders, the Board elects the members of each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders.

Shareholder Communications with the Company’s Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Bank of the Commonwealth, Board of Directors, c/o Corporate Secretary, 403 Boush Street, Norfolk, Virginia 23510. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

Nominating Committee and Procedures

The Board of Directors has designated a Nominating Committee, which is responsible for reviewing with the Board the appropriate skills and characteristics required to serve as a director of the Company. The Committee does not have a charter, however, the Board has adopted a Director Nominations Policy, “Nominations Policy,” which outlines the process by which the Nominating Committee members identify a candidate for possible inclusion in the Company’s recommended slate of director nominees. All members of the Nominating Committee are “independent directors,” as defined by the NASDAQ Stock Market’s listing standards, except for Mr. Woodard due to his position as President and Chief Executive Officer of the Company and the Bank.

The Board and the Nominating Committee believe that a director should be an individual with substantial accomplishments, sound business judgement and that has demonstrated integrity and ethics in his or her personal and professional life. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters. The Nominating Committee seeks a diverse group of candidates who posses the background, skills, and expertise to make a significant contribution to the Board, to the Company, and its shareholders. The Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by the committee to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing in accordance with the Company’s bylaws. For additional information, please see “Submission of Proposals 2004” elsewhere in this Proxy. The Company has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2003
Executive (1)	E. Carlton Bowyer, Ph.D. Laurence C. Fentriss Morton Goldmeier William P. Kellam Thomas W. Moss, Jr. William D. Payne, M.D. Herbert L. Perlin Richard J. Tavss E. J. Woodard, Jr. (2) Kenneth J. Young	• Acts on the Board’s behalf between Board meetings • Authorized to exercise all of the Board’s powers except for fundamental responsibilities, such as approval of the Articles of Incorporation or a plan of merger or consolidation • Acts on capital expenditures • Elects officers other than senior officers • Review and consider certain matters and policies for recommendation to the full Board	27

Audit	E. Carlton Bowyer, Ph.D. (3) Laurence C. Fentriss Morton Goldmeier (2) William P. Kellam Thomas W. Moss, Jr. Kenneth J. Young	• Reviews financial reporting policies, procedures, and internal controls of the Company • Appoints independent auditors • Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent auditors • Reviews related-party transactions • Review the Company’s policies, processes, and procedures regarding compliance with applicable laws’ and regulations and the Statement of Ethics • See Audit Committee Charter for additional responsibilities filed as Appendix A	4

Personnel/ Compensation	E. Carlton Bowyer, Ph.D. William P. Kellam William D. Payne, M.D. (2) Richard J. Tavss	• Recommends the compensation of officers to the Executive Committee and Board (4) • Recommends the granting of stock options and other employee remuneration plans to the full Board	3

Investment	Laurence C. Fentriss Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin E. J. Woodard, Jr. Kenneth J. Young	• Administers the investment policies of the Company	4

Trust	Laurence C. Fentriss Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin E. J. Woodard, Jr. Kenneth J. Young	• Sets overall operational policy • Responsible for matters related to the Bank’s Trust Department exercise of fiduciary powers	4

Nominating	E. Carlton Bowyer, Ph.D. Laurence C. Fentriss William P. Kellam (2) Richard J. Tavss E. J. Woodard, Jr.	• Recommends those persons to be designated as Board nominees for election to the Board by the shareholders	1

(1)	Committee consists of three members selected in rotation from the ten directors
(2)	Committee Chair
(3)	Dr. Bowyer replaced Mr. Young as of January 1, 2004
(4)	Mr. Woodard is not permitted to participate in the consideration and recommendations by the Committee as to his compensation.

Audit Committee Report

The Company’s Board has a separately-designed standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (“Exchange Act”). The Audit Committee of the Board of Directors is composed of five (5) non-employee directors. The Board has determined that Morton Goldmeier, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee held four (4) meetings during 2003. The responsibilities of the Audit Committee are set forth in its Charter, which was revised to conform with provisions of the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards and is attached as Appendix A to this Proxy Statement. The Committee reviews and reassesses the charter at least annually as conditions dictate.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (“Independence Discussions with Audit Committees”). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

•	Morton Goldmeier, Chairman

•	William P. Kellam

•	Thomas W. Moss, Jr.

•	Kenneth J. Young

•	Laurence C. Fentriss

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

Certain directors and officers of the Company and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 2003, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons were made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

As of December 31, 2003, the amount of loans from the Bank to all officers and directors of the Company and the Bank, and entities in which they are associated, was approximately $3.1 million.

Business Relationships and Transactions with Management

In the ordinary course of its business, the Company and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties. The Bank has from time to time retained the Norfolk, Virginia law firm of Tavss, Fletcher, Maiden and Reed, P.C., of which Mr. Tavss, a director of the Company and the Bank, is senior counsel, to perform certain legal services for the Company and the Bank.

In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the “Partnership”), to rent the headquarters building (the “Headquarters”) of the Company and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Company. The limited partners of the Partnership are Messrs. Woodard and Kellam, who are directors of the Company and the Bank, and the estate of George H. Burton, a former director. The lease requires the Bank to pay all taxes, maintenance and insurance. The term of the lease is twenty-three years and eleven months, and began on December 19, 1984. In connection with this property, the lessor has secured financing in the form of a $1.6 million industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3.0% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due. Interest on this bond is payable monthly, at 68.6% of the prime rate of SunTrust Bank in Richmond, Virginia. Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90.0% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank’s return on average assets is less than seven-tenths of one percent. Under this provision the Bank has purchased 54.4% of this property for a total of $999.6 thousand. No purchases have been made after 1988. The terms of the lease are not less favorable than could be obtained from a non-related party.

Additionally, in 1998, the Bank of the Commonwealth entered into a lease with respect to its branch at 1217 Cedar Road, Chesapeake, Virginia with Morton Realty Associates, a Virginia general partnership, and Richard J. Tavss and several other parties who share ownership and responsibility as landlord under the lease. Morton Goldmeier is a partner in Morton Realty Associates, one of the landlords under the lease, and is also a member of the board of directors of the Bank of the Commonwealth and Commonwealth Bankshares. Richard J. Tavss, also one of the landlords under the lease, is also a member of the board of directors of the Bank of the Commonwealth and Commonwealth Bankshares. Annual lease payments under the lease currently are $106.6 thousand. The board of directors of Commonwealth Bankshares received two independent appraisals with respect to this property prior to entering into this lease. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission (“SEC”) and Nasdaq. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for fiscal year 2003 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

Code of Ethics

Commonwealth Bankshares, Inc. and Bank of the Commonwealth have a Code of Ethics and Personal Conduct applicable to all officers and other employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Company will provide a copy of the Code of Ethics without charge upon written request directed to Cynthia A. Sabol, Executive Vice President and Chief Financial Officer, Commonwealth Bankshares, Inc., 403 Boush Street, Norfolk, VA 23510.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth the annual compensation paid or accrued by the Company and its subsidiaries to Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer, John H Gayle, Executive Vice President and Cashier, and Simon Hounslow, Senior Vice President and Commercial Loan Officer for the past three fiscal years. During these periods, no other executive officer received combined salary and bonus in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Annual Compensation			Long Term Compensation
	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options (#)
Edward J. Woodard, Jr., CLBB	2003	$230,000	$24,500	$29,207	(1)	4,400
Chairman of the Board	2002	209,000	5,000	32,171	(1)	—
President and Chief Executive Officer	2001	199,000	—	31,300	(1)	5,000

John H. Gayle,	2003	$110,800	$12,250	$5,459	(2)	4,000
Executive Vice President	2002	100,800	5,000	3,236	(2)	—
	2001	93,800	—	3,156	(2)	3,000

Simon Hounslow,	2003	$91,768	$15,000	$5,377	(2)	4,000
Senior Vice President	2002	85,797	5,000	4,400	(2)	—
	2001	77,000	—	3,580	(2)	2,500

(1)	Includes director fees, 401k matching contribution, 401k profit sharing, and deferred compensation.
(2)	Includes 401k matching contribution and 401k profit sharing.

Option Grants in Last Fiscal Year

The following table sets forth information for the year ended December 31, 2003 regarding grants of stock options to Mr. Woodard, Mr. Gayle, and Mr. Hounslow.

Option Grants in Year Ended December 31, 2003

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year			Potential Realized Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name			Exercise Price	Expiration Date	5%	10%

Edward J. Woodard, Jr.	4,400	20.3%	$19.30	12/31/13	53,406	135,341

John H. Gayle	4,000	18.5%	$19.30	12/31/13	48,551	123,037

Simon Hounslow	4,000	18.5%	$19.30	12/31/13	48,551	123,037

Fiscal Year End Option Values

The table below sets forth information for each officer named in the Summary Compensation Table concerning the value of unexercised stock options as of December 31, 2003. None of such officers exercised any stock options during 2003.

Fiscal Year End Option Values

	Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-The-Money Options at December 31, 2003 ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
E. J. Woodard, Jr.	19,131	14,400	$233,748	$—

John H. Gayle	12,915	10,000	155,832	—

Simon Hounslow	8,576	9,000	99,913	—

(1)	Under Securities and Exchange Commission rules, an option is only considered in-the-money, for purposes of the chart, if the per share exercise price is less than $19.00, the last reported sales price of the Company’s common stock on the NASDAQ National Market on December 31, 2003.

Employment Agreements

Edward J. Woodard, Jr., Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares and Bank of the Commonwealth has entered into an employment agreement with Bank of the Commonwealth. The agreement provides for Mr. Woodard’s employment until the earlier of December 31, 2006, his death or his physical or mental disability; provided, however, the employment agreement allows for the termination of employment by either Bank of the Commonwealth or Mr. Woodard in the event of a “change of control” of Commonwealth Bankshares or Bank of the Commonwealth, or by Mr. Woodard for “good reason.” Mr. Woodard’s employment agreement will be renewed automatically each year unless either party elects not to renew the agreement.

Under the employment agreement, in the case of a termination by Commonwealth Bankshares or Bank of the Commonwealth prior to a “change of control,” but not “for good cause,” Mr. Woodard will be entitled to receive twelve (12) equal monthly payments, which, in total, equal his annual base salary, plus directors’ fees. In the event of a termination of employment by Mr. Woodard for “good reason,” or by Commonwealth Bankshares or Bank of the Commonwealth subsequent to a “change of control,” but not “for good cause,” Mr. Woodard will be entitled to receive sixty (60) equal monthly payments which, in total, equal approximately three times the present value of his annual compensation at the time of termination.

Under the Agreement, a “change of control” will be deemed to have occurred upon:

•	Any third party acquiring, or entering into a definitive agreement to acquire, more than twenty-five percent (25.0%) of the stock of either Commonwealth Bankshares or Bank of the Commonwealth;

•	A change in the majority of the members of the board of directors of either Commonwealth Bankshares or Bank of the Commonwealth during any one year period; or

•	Commonwealth Bankshares ceasing to be the owner of all of Bank of the Commonwealth’s common stock, except for any directors’ qualifying shares.

The term “for good cause” includes a termination of Mr. Woodard for his failure to perform the required services, gross or willful neglect of his duty or a legal or intentional act demonstrating bad faith. The term “good reason” is defined as any assignment to Mr. Woodard of duties or responsibilities inconsistent with those in effect on the date of the agreement or a change of control of either Commonwealth Bankshares or Bank of the Commonwealth.

Mr. Woodard has also entered into an amended and restated deferred supplemental compensation agreement with Bank of the Commonwealth. Under the supplemental agreement, upon Mr. Woodard attaining the age of 65, upon his termination with Bank of the Commonwealth for any reason whatsoever or upon his death, Mr. Woodard or his beneficiary shall be entitled to payment from the Bank of: (i) two hundred fifty thousand dollars ($250,000) in one hundred twenty (120) equal consecutive monthly installments of two thousand eighty-three and 33/100 dollars ($2,083.33) each, and (ii) seven hundred twenty thousand dollars ($720,000) in one hundred eighty (180) equal consecutive monthly installments of four thousand dollars ($4,000) each, both such payments being payable on the first day of each such month. Any payments described above shall be made on each such payment date to employee, regardless of whether employee is employed by the Bank at the time he becomes eligible for such payments. In addition to all payments described above, upon employee’s death, the Bank shall pay to the beneficiary a lump sum payment of two hundred fifty thousand and no/100 dollars ($250,000), payable on the first day of the second calendar month immediately following the date of death. Under the supplemental agreement, Mr. Woodard is obligated to make himself available to Bank of the Commonwealth after his retirement, so long as he receives payments under the supplemental agreement, for occasional consultation that Bank of the Commonwealth may reasonably request. Any amounts unpaid under the supplemental agreement may be forfeited, after notice to Mr. Woodard, in the event that the board of directors of Bank of the Commonwealth determines in good faith that Mr. Woodard is performing services of any kind for a firm or other entity competitive with the business of Bank of the Commonwealth during the period that he is receiving payments under the supplemental agreement. The Company has funded this agreement with life insurance policies which name the Company as beneficiary.

In addition to the Woodard employment agreement, the Bank has entered into an employment agreement with John H. Gayle, dated May 15th 1990 and Simon Hounslow dated January 2, 2002. The agreements provide for Mr. Gayle’s and Mr. Hounslow’s employment until the earlier of December 31, 2004, their death or disability; provided, however, the employment agreements allows for termination of employment by either Bank of the Commonwealth, Mr. Gayle, or Mr. Hounslow in the event of a “change of control” of Commonwealth Bankshares or Bank of the Commonwealth, or by Mr. Gayle or Mr. Hounslow for “Good Reason”. Mr. Gayle’s and Mr. Hounslow’s employment agreements will be renewed automatically each year unless either party elects not to renew the agreements.

Under the employment agreements, in the case of a termination by Commonwealth Bankshares or Bank of the Commonwealth prior to a “change of control,” but not “for good cause” Mr. Gayle and Mr. Hounslow will be entitled to receive twelve (12) equal monthly payments, which in total, equal their annual base salary. In the event of a termination of the employment agreement by Mr. Gayle or Mr. Hounslow for “good reason”, by Commonwealth Bankshares or Bank of the Commonwealth subsequent to a “change of control,” but not “for good cause,” Mr. Gayle and Mr. Hounslow will be entitled to receive sixty (60) equal monthly payments, which in total, equal the annual compensation at the time of termination.

Bank of the Commonwealth has also entered into deferred supplemental compensation agreements with Mr. Gayle and Mr. Hounslow. The terms and conditions of these agreements are similar to those of Mr. Woodard’s agreement described above, except for the payment amounts and payment terms. Mr. Gayle shall be entitled to payments from the Bank of seven hundred twenty thousand dollars ($720,000) in one hundred eighty (180) equal consecutive monthly installments of four thousand dollars ($4,000) each. Mr. Hounslow shall be entitled to payments from the Bank of three hundred sixty thousand dollars ($360,000) in one hundred eighty (180) equal consecutive monthly installments of ($2,000) each.

Stock Option and Employee Benefit Plans

1990 Stock Option Plan. On February 20, 1990, Commonwealth Bankshares’ board of directors approved a non-qualified stock option plan for the issuance of 25,000 shares of Commonwealth Bankshares’ common stock to eligible officers and key employees of Commonwealth Bankshares and Bank of the Commonwealth at prices not less than the market value of Commonwealth Bankshares’ common stock on the date of grant. On April 29, 1997, the shareholders approved an amendment to this plan to increase the number of shares available for issuance under the plan to 45,000 shares. This plan expired on February 20, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

401(k) Profit Sharing Plan. In 1993, Bank of the Commonwealth adopted a thrift and profit sharing plan qualified under Section 401(k) of the Internal Revenue Code to replace Bank of the Commonwealth’s former profit sharing plan. Employees who have attained the age of 20 years and six months and completed six months of service with Bank of the Commonwealth are eligible to participate in the 401(k) plan. Eligible employees who elect to participate may contribute up to 15.0% of their annual salary to the 401(k) plan. The Bank of the Commonwealth may make a matching contribution, the amount of which, if any, will be determined by Bank of the Commonwealth each year. Bank of the Commonwealth contributed a matching contribution of $43.8 thousand and a discretionary profit sharing contribution of $31.2 thousand to the 401(k) plan during 2003.

Non-Employee Director Stock Compensation Plan. On April 25, 1995 Commonwealth Bankshares’ shareholders approved a non-employee director stock compensation plan. This plan provided for the issuance of options to acquire 50,000 shares of Commonwealth Bankshares’ common stock to eligible non-employee directors at prices determined by the average of the five most recent trades of the common stock on the over-the-counter market during the period immediately preceding an option’s grant date or such other value per share as was determined by the employee directors. On April 29, 1997, shareholders approved an amendment to this plan to increase shares available for issuance under this plan to 70,000 shares. This plan expired January 17, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

1999 Stock Incentive Plan. On April 27, 1999, Commonwealth Bankshares’ shareholders approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan. This plan provides for the issuance of up to the lesser of (i) fifteen percent (15.0%) of Commonwealth Bankshares’ issued and outstanding common stock less the aggregate number of shares subject to issuance pursuant to options granted, or available for grant, under the 1990 plan and non-employee director plan described above, or (ii) 350,000 shares. Of the aggregate number of shares of Commonwealth Bankshares’ common stock that may be subject to award under this plan, sixty percent (60.0%) are available for issuance to Commonwealth Bankshares’ non-employee directors, and forty percent (40.0%) are available for issuance to Commonwealth Bankshares’ employees. All the employees of Commonwealth Bankshares and Bank of the Commonwealth, and all other members of the board of directors of Commonwealth Bankshares, are eligible to receive awards under this plan.

Bank of the Commonwealth Supplemental Executive Retirement Plan. Effective February 1, 2002, Commonwealth Bankshares’ Board of Directors approved an executive deferred compensation plan in order to provide a select group of management and highly compensated executives the opportunity to elect to defer part or all of the compensation (including bonuses) payable to such executives during any plan year. Under this plan, a participant may designate a fixed dollar amount or a percentage to be deducted from his or her salary and/or bonus and then indicate how the deferred amount is to be invested between a fund that tracks the value of Commonwealth Bankshares’ stock and a simple interest bearing fund. The amount of deferred compensation in an executive’s account is held in a rabbi trust, but such amounts continue to be subject to the claims of the Bank of the Commonwealth’s general creditors until such time as they are distributed to the executive. Distributions are generally available at retirement age, death, or on account of disability. In addition, an executive who separates from service for a reason other than retirement, death, or disability, is entitled to receive distribution when he or she reaches age 65 (unless he or she dies or becomes disabled in the meantime, in which case benefits will be payable pursuant to the plan terms regarding such distributions). Distributions may also be made in certain situations following a change in control. Distributions are generally made in the form of installment payments, although a distribution in a lump sum is available in limited situations. As of December 31, 2003, no money has been funded into this plan.

Director Compensation

Each director of the Company was paid $950 for attendance at each board meeting and $400 for attendance at each meeting of a committee of the board of which he or she was a member. Starting in the third quarter of 2003, each director of the Company was paid a quarterly retainer of $500. The Company has a Director’s Deferred Compensation Plan that allows directors to defer recognition of income on all or any portion of the directors’ fees they earn. During 2003, directors deferred a total of $81.4 thousand under this plan. The terms and conditions of the plan are very similar to the terms and conditions of the Bank’s Supplemental Executive Retirement Plan described under the “Stock Option and Employee Benefit Plans” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel Committee was an officer or employee of the Company during 2003. During 2003, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel Committee. Three out of the four members of the Company’s Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Business Relationships and Transactions with Management” above.

Personnel Committee Report on Executive Compensation

The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with the Company’s strategic and business plans approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders’ interests. The Committee is comprised of four non-employee directors, William D. Payne, Chairman, E. Carlton Bowyer, William P. Kellam, and Richard J. Tavss, each of who is independent under the NASDAQ listing standards.

The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other officers of the Company:

1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration.

2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement of market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors.

4. The State Corporation Commission and Federal Reserve Banks’ CAMELS ratings.

5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options in addition to other executive benefits previously described.

Mr. Woodard does not make recommendations or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

William D. Payne, Chairman

         E. Carlton Bowyer

         William P. Kellam

           Richard J. Tavss

Stock Performance Graph

The graph below presents five-year cumulative total return comparisons through December 31, 2003, in stock price appreciation and dividends for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (S & P 500) and the Keefe, Bruyette & Woods 50 Total Return Index (KBW 50). Returns assume an initial investment of $100 at the market close on December 31, 1998 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.

Index	1998	1999	2000	2001	2002	2003
Commonwealth Bankshares, Inc.	$100	$138	$89	$109	$180	$313
KBW 50	100	97	116	111	103	138
S & P 500	100	121	110	97	76	97

Principal Accounting Fees

Audit Fees

During 2003, the aggregate amount of fees billed to the Company by Witt Mares Eggleston Smith, PLC rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-QSB, and for service normally provided in connection with statutory and regulatory filings was $79,141. In 2002, Witt Mares Eggleston Smith, PLC billed $71,850 for such services. This category includes fees for services necessary to perform the audit of the Company’s financial statements comfort letters and consents in connection with registration statement and other filings with the Securities and Exchange Commission and assistance with and review of documents filed with the Commission.

Audit-Related Fees

During 2003, the aggregate amount of fees billed to the Company by Witt Mares Eggleston Smith, PLC for assurance and related services reasonably related to the performance of the audit services rendered by it was $14,375. In 2002, Witt Mares Eggleston Smith, PLC billed $22,130 for such services. These services were the audit of the Company’s information technology systems, public funds engagements and assistance regarding financial accounting and reporting standards.

Tax Fees

During 2003, the aggregate amount of fees billed to the Company by Witt Mares Eggleston Smith, PLC for tax advice, compliance, and planning services was $3,000. In 2002, Witt Mares Eggleston Smith, PLC billed $3,400 for such services. These services were the preparation of federal and state income tax returns and advice regarding tax compliance issues.

All Other Fees

During 2003 and 2002, Witt Mares Eggleston Smith, PLC billed the Company $32,354 and $3,300, respectively, for all other fees. These services included assistance with the documentation of internal controls and other consulting matters.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

During 2003, the Audit Committee pre-approved 100% of non-audit services provided by Witt Mares Eggleston Smith, PLC. The Audit Committee has considered the provisions of these non-audit services by Witt Mares Eggleston Smith, PLC and has determined that the services are compatible with maintaining Witt Mares Eggleston Smith, PLC’s independence.

SUBMISSION OF PROPOSALS 2004

The next Annual Meeting of Shareholders will be held on or about June 28, 2005. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than January 24, 2005. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is April 29, 2005, and such notices may not be submitted prior to March 30, 2005. Additionally, any such shareholder proposals or notifications must comply in all respects with the Company’s Bylaws. All such proposals or notifications shall be delivered to the Company’s executive offices at Boush and Freemason Streets, P.O. Box 1177, Norfolk, Virginia 23501, Attn: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

GENERAL

The Company’s 2003 Annual Report and Form 10-KSB to Shareholders accompany this Proxy Statement. The 2003 Annual Report to Shareholders and Form 10-KSB does not form any part of the material for the solicitation of proxy.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

By Order of the Board of Directors

/s/ Edward J. Woodard, Jr.
Edward J. Woodard, Jr., CLBB
Chairman of the Board, President and
Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this 26th day of May 2004

Appendix A

Audit Committee Charter

A. Purpose

1.	The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities:

a.	Serve as an independent and objective party to monitor the Company’s financial statements and its accounting and financial reporting processes.

b.	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

c.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

d.	Review the Company’s compliance with legal and regulatory requirements.

2.	The Audit Committee will substantially fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

3.	In discharging its oversight role, the Audit Committee or a designated party on its behalf is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Audit Committee shall have the authority to engage independent counsel, independent accountants and/or other advisers as it determines necessary to carry out its duties. The Company shall provide appropriate funds, as determined by the Audit Committee, for the purpose to fulfill its corporate governance responsibilities.

B. Composition

1.	The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management, and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc., and the Exchange Act of 1934 and the Rules and Regulations of the Securities and Exchange Commission. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

2.	The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

3.	A majority of members at an Audit Committee meeting will constitute a quorum. The action of a majority of members participating at any meeting of the Audit Committee at which quorum is present shall be the consensus of the Audit Committee.

C. Meetings

The Committee shall hold such regular meetings as may be necessary, but not less frequently than on a quarterly basis. The Chairman of the Audit Committee or the Chief Audit Executive may call a meeting of the Audit Committee. Management, the Chief Audit Executive, independent accountants, the Company’s legal counsel, regulatory representative and any other parties may attend the meeting at the discretion of the Audit Committee. As part of its job to foster open communication, the Committee should meet at least annually with management, the Chief Audit Executive and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Minutes will be prepared to record the business conducted. All Committee Minutes will be retained as part of the Company’s Permanent Records and will be stored with the Corporate Board Minutes. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

D. Responsibilities And Duties

To fulfill its responsibilities and duties the Audit Committee shall:

1.	Documents/Reports Review

a.	Review and update this Charter policy, at least annually, as conditions dictate.

b.	Review the organization’s annual audited financial statements and quarterly financial statements, including disclosures made under, “ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-KSB and quarterly reports on Form 10-QSB.

c.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

2.	Oversight of the Company’s Relationship with the Independent Accountants

a.	Be directly responsible, in its capacity as a committee of the Board, for the appointment and termination (subject, if applicable, to shareholder ratification) of the independent accountants, approve the fees and other compensation to be paid to the independent accountants. The Audit Committee will also provide oversight of work of the independent accountant, including resolution of disagreements between management and the independent accountant regarding financial reporting.

b.	Pre-approve all audits and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent accountants. The Audit Committee may delegate pre-approval authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audited and permitted non-audit services, provided that decisions made by the subcommittee are presented to the full Committee at its next scheduled meeting.

c.	At least annually, obtain and review a formal written report by the independent accountants describing any relationships between the firm and the Company and any other relationships that may adversely affect the independence of the independent accountant. In addition, the Audit Committee shall make direct inquiries with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take appropriate action to oversee the independence of the independent accountants.

d.	Review with the independent accountants any audit problems or difficulties or other matters required to be discussed by Statement on Auditing Standards Number 61, including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements between management and the independent accountants.

e.	At least annually, obtain a written report by the independent accountants describing their firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

f.	Ensure the external audit partners involved with the audit are independent and rotated as recommended by authoritative guidance.

g.	Ensure the Corporate Personnel Policy Manual outlines clear hiring practices for employees or former employees of the independent accountants.

h.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3.	Financial Reporting and Disclosure Processes

a.	In consultation with management, independent accountants and the Chief Audit Executive, review and discuss the following:

i.	integrity of the organization’s internal and external financial reporting processes, financial statements and major disclosures and the adequacy and effectiveness of the Company’s system of internal controls and disclosure controls procedures.

ii.	adequacy of management’s attestation of internal controls and its corporate disclosure controls.

iii.	analysis of significant financial statement reporting issues, judgements relating to preparation of the Company’s financial statements, the appropriateness of accounting principles followed by the Company, and any changes to these same accounting principles.

iv.	If applicable, discuss the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements and related required disclosures.

v.	the annual audited financial statements and quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-KSB and the quarterly reports on Form 10-QSB.

b.	Periodically discuss with management the Company’s financial information released to the public, including but not limited to press releases, which discuss earnings, “pro-forma” or “adjusted non-GAAP “information and financial information provided to stock analysts.

c.	Periodically consult with management, the independent accountants and the Chief Audit Executive about the Company’s financial and operational risk exposures and related internal controls to monitor and control such risk exposures.

d.	Issue a report for inclusion in the Company’s proxy statement, disclosing that the Audit Committee reviewed and discussed the Company’s audited financial statements with management, the independent accountants and Chief Audit Executive. The report should also indicate that the Audit Committee recommends to the Board of Directors whether or not the audited financial statements should be included in the annual report on Form 10-KSB.

4.	Oversight of the Company’s Internal Audit Functions

a.	On an annual basis, review and approve the internal audit department charter and its annual internal audit program in terms of the scope of the audit conducted or schedules to be conducted. Review the internal audit department resources, which includes its staffing levels and continuing education process to determine its adequacy to fulfill its duties.

b.	Review the significant reports to management prepared by the internal auditing department and management’s responses. Determine whether or not the internal audit department has tracked management’s responses to external and internal audits, as well as responses to Federal Reserve System and the Virginia State Corporation Commission Examination Report items. Also verify that management has in a timely manner completed all promised action(s) as outlined within management’s original responses.

c.	Ensure there are no unjustified restrictions or scope limitations of the internal audit department or its Chief Audit Executive.

d.	Review the appointment and replacement of the Company’s Chief Audit Executive.

e.	Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing and other audit guidance provided by Federal and State agencies.

5.	Compliance Oversight Responsibilities

a.	Review reports and disclosures of insider and affiliated party transactions in accordance with banking, SEC and listing regulations. The Audit Committee will review and approve all related-party transactions.

b.	In consultation with management and the Chief Audit Executive determine that the Company and its subsidiaries are in conformity with applicable banking and SEC laws and regulations and the Company’s Code of Conduct and Ethics.

6.	Audit Process Improvement

a.	Establish timely regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the Chief Audit Executive regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

b.	The Audit Committee and the Chief Audit Executive will perform a self-evaluation of its performance at least annually to determine whether it is functioning effectively.

c.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

d.	Review with the independent accountants, the internal auditing department and management to the extent which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

7.	Corporate Governance Compliance Oversight Responsibilities

a.	Establish “whistle blower” policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

b.	Discuss with management and the independent accountants and Chief Audit Executive any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

c.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

8.	Outside Advisors

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of:

a.	Compensation to the independent accountants for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company;

b.	Compensation to any advisors and legal counsel employed by the Audit Committee that are necessary or appropriate in carrying out its duties.

9.	Other Duties

The Audit Committee has the discretion to perform other duties as it deems appropriate, which includes the following but not limited to:

a.	Institute and oversee special investigations as needed;

b.	Consider the effectiveness of the Company’s internal control system; and

c.	Perform duties as assigned by the Board of Directors.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in the Charter, it recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, fulfilling the role of the independent accountants or auditors by profession. As such it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Each member of the Audit Committee shall be entitled to rely on:

•	The integrity of the persons and organizations within and outside the Company from which it receives information.

•	The accuracy of financial and other information provided to the Audit Committee by such persons or organization absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors).

•	Representations made by management as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Company.

COMMONWEALTH BANKSHARES, INC.

403 Boush Street

P. O. Box 1177, Norfolk, Virginia 23501-1177

Phone (757) 446-6900

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held on June 29, 2004.

The undersigned hereby revokes all prior proxies and appoints Edward J. Woodard, Jr., CLBB and William P. Kellam, or any one of them, each with the power of substitution, as Proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held by the undersigned on May 7, 2004 at the Annual Meeting of Shareholders to be held on June 29, 2004, or any adjournment thereof.

1.	Proposal 1: Election of four class I Directors set forth below to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified:

E. Carlton Bowyer, Ph.D.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Morton Goldmeier	☐ FOR	☐ AGAINST	☐ ABSTAIN

William D. Payne, M.D.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Richard J. Tavss	☐ FOR	☐ AGAINST	☐ ABSTAIN

(OVER)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted by the named Proxies FOR the four nominees listed in Proposal I and in their discretion as to other business properly before the meeting.

Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:             , 2004

Signature:

Printed Name:

Signature:

Printed Name:

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on June 29, 2004.    YES       NO